 EXHIBIT 16.1

April 3, 2023

Securities and Exchange Commission
100 F Street, N.E.

Washington, D.C. 20549

Dear Sir or Madam:

We have read the Registration Statement on Amendment No. 1 to Form F-1 dated April 3, 2023 of Ruanyun Edai Technology Inc. (“Registrant”) and are in agreement with the statements contained under the section of Change in Registrant’s Certifying Accountant as it pertains to our firm; we are not in a position to agree or disagree with other statements of Registrant contained therein.

Very truly yours,

/s/ Friedman LLP
New York, New York